Exhibit 99.1

Press Release

Former President of Mexico, Vicente Fox, to Join Board of Directors of Helix TCS, Inc.

Denver, CO. (February 25, 2019) - Helix TCS, Inc. (OTCQB: HLIX) (the “Company”), the leading provider of critical infrastructure services to the global legal cannabis industry, welcomes the former President of Mexico, Mr. Vicente Fox Quesada, to its Board of Directors. Mr. Fox will support the Company as a strategic advisor as it continues its growth into the international cannabis market.

Mr. Fox was the 55th President of Mexico and prior to that, he was the CEO of Coca Cola’s Latin American operations. Additionally, Mr. Fox is the Founder of Centro Fox, a nonprofit foundation dedicated to serving communities in Mexico and Latin America, and he is recognized as a respected advocate for the legalization of medical cannabis throughout Latin America. He currently serves on the Board of Directors of a leading U.S.-based cannabis publication advocating legalization, as well as on the Board of Directors of Khiron Life Sciences, a leading, vertically integrated Latin American cannabis producer.

“We are honored to welcome former President Fox to our Board of Directors and to benefit from his strategic vision and global network,” said Zachary L. Venegas, Executive Chairman and CEO of Helix TCS, Inc. “His addition is a significant multiplier in our further expansion into key production markets that we expect to become dominant cannabis export hubs that will require our full suite of services.”

Helix TCS provides critical infrastructure services to legal cannabis businesses including cannabis tracking technology, dispensary point of sale software, wholesale marketplaces, digital, and physical security services. This combination of services provides comprehensive and compliant management of cannabis supply chains, facilitating a global and transparent marketplace for both businesses and governments.

Mr. Fox stated “A new industry is being borne, with high ethical standards, attracting massive investment in medical and health products, bringing economic growth and jobs to communities and nations. I am proud to be part of it.”

About Helix TCS, Inc.
Helix TCS, Inc. (OTCQB: HLIX) is a leading provider of ancillary services for the legal cannabis industry, helping owners and operators of licensed cannabis businesses stay competitive and compliant while mitigating risk. Through its proprietary technology suite and security services, Helix TCS provides comprehensive supply chain management, compliance tools, and asset protection for any license type in any regulated cannabis market. Helix TCS's products reach over 2,000 customer locations in 33 states and 5 countries and has processed over $18 billion in cannabis sales. For more information and to sign up for investor updates, visit us at www.helixtcs.com.

About Centro Fox
Centro Fox is a Mexican nonprofit foundation headed by the former President of Mexico, Mr. Vicente Fox Quesada. More than just a presidential library and museum, Centro Fox is an academic institution, a think tank, with a wide range of activities related to leadership. The mission of Centro Fox is to bring together leaders to create a better world through education and economic change. The core belief of the foundation is that small changes lead to big changes.

At Centro Fox, we want to support each of the people who want to enhance their knowledge and develop innovative projects, so we have developed various programs that will help each of the attendees.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to fund our operations and pay any outstanding debt; fluctuations in our financial results; general economic risks; the volatile nature of the market for our products and services and other factors that could impact our anticipated growth; our ability to manage our growth; changes in laws and regulations regarding the cannabis industry and service providers in the cannabis industry; reliance on key personnel; our ability to compete effectively; security and other risks associated with our business; intellectual property risks; and other risk factors set forth from time to time in our SEC filings. Helix TCS assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contact:
Jeff Gonring
Helix TCS, Inc.

303-324-1022
press@helixtcs.com

IR Contact:
Scott Ogur
Helix TCS, Inc.
ir@helixtcs.com